Exhibit 99.2

PRO FORMA COMBINED BALANCE SHEET

On May 4, 2012, Oryon Holdings, Inc. (the “Company”) (formerly Eaglecrest Resources, Inc.), a public reporting company without any business or operating activities, issued 16,502,121 unregistered shares of common stock in exchange for 100% equity interest in OryonTechnologies, LLC (“Oryon”), merging Oryon with Oryon Merger Sub LLC, the Company’s existing wholly-owned subsidiary,  thereby making Oryon a wholly-owned subsidiary of the Company.  This voluntary share exchange transaction resulted in the shareholders of Oryon obtaining a majority voting interest in the Company.  Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition.  Accordingly, the stock exchange transaction has been accounted for as the recapitalization of Oryon.

The following Pro Forma Combined Balance Sheet gives effect to the aforementioned reverse acquisition based on the assumptions and adjustments set forth in notes thereto, which management believes are reasonable.  The Pro Forma Combined Balance Sheet represents the combined financial position of the Company as of January 31, 2012, and of Oryon as of December 31, 2011, as if the reverse acquisition had occurred on January 31, 2012.  This unaudited Pro Forma Combined Balance Sheet should be read in conjunction with the audited historical financial statements and related notes of Oryon that are included in this filing as Exhibit 99.1 and of the Company that are incorporated herein by reference to the Form 10-K filed May 2, 2012, for the fiscal year ended January 31, 2012.

No pro forma statement of operations is included as it would not be materially different from Oryon’s audited consolidated statement of operations included in Exhibit 99.1 to this filing.

The Unaudited Pro Forma Combined Balance Sheet is presented for illustrative purposes only and is not necessarily indicative of the position of the Company that would have been achieved if the reverse acquisition had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the Company’s future financial position.

ORYON HOLDINGS, INC. (CONSOLIDATED)
Pro Forma Combined Balance Sheet
(Amounts expressed in US dollars)

	OryonTechnologies, LLC	Oryon Holdings, Inc.			Oryon Holdings, Inc.
	(Consolidated)	(Consolidated)			(Consolidated)
	December 31, 2011	January 31, 2012	Pro Forma		January 31, 2012
	(Audited)	(Audited)	Adjustments		(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$86,685	$-	$-		$86,685
Accounts Receivable, net of allowance	1,106				1,106
Inventory	75,768				75,768
Promissory note receivable	-	325,000	(325,000)	(a)	-
Other	6,964				6,964
Total current assets	170,523	325,000	(325,000)		170,523

PROPERTY AND EQUIPMENT, NET	27,826	-	-		27,826

INTANGIBLE ASSETS, NET	160,819	-	-		160,819

OTHER LONG-TERM ASSETS	20,832	-	-		20,832

TOTAL ASSETS	$380,000	$325,000	$(325,000)		$380,000

LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$324,027	$54,434	$(54,434)	(c)	$324,027
Accrued interest on debt	139,727	-	-		139,727
Deferred compensation	166,465	-	-		166,465
Obligation to issue shares	-	325,000	(325,000)	(b)	-
Advances from related parties	-	105,505	(105,505)	(c)	-
Other short-term debt	739,824	-	(325,000)	(a)	414,824
Other current liabilities	24,760	-	-		24,760
Due to affiliates	14,487	-	-		14,487
Total current liabilities	1,409,290	484,939	(809,939)		1,084,290

NOTES PAYABLE, NET	1,649,874	-	-		1,649,874
Total liabilities	3,059,164	484,939	(809,939)		2,734,164

MEMBERS' DEFICIT
Paid in capital	5,381,683	10,000	315,000	(b)	5,706,683
Foreign currency translation adjustment	12,119	-	-		12,119
Accumulated deficit	(8,069,326)	(169,939)	169,939	(c)	(8,069,326)
Non-controlling interest	(3,640)	-	-		(3,640)
Total members' deficit	(2,679,164)	(159,939)	484,939		(2,354,164)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$380,000	325,000	(325,000)		380,000

(a)	Oryon Technologies, LLC issued the $325,000 promissory note to Oryon Holdings, Inc. At closing the promissory note will be repaid with equity capital.
(b)	At closing, Oryon Holdings, Inc. will fulfill the obligation to issue equity.
(c)	At closing, the creditors of Oryon Holdings, Inc. will forgive the indebtedness and waive repayment of the obligations of Oryon Holdings, Inc.